Consent of Independent Registered Public Accounting Firm


The Board and Shareholder
RiverSource Short Term Investments Series, Inc.:
     RiverSource Short-Term Cash Fund


We consent to the use of our report included herein and to the reference to our Firm under the heading "Independent Registered
Public Accounting Firm" in Part B of the Registration Statement.

                                 /s/  KPMG LLP
                                 -------------
                                      KPMG LLP

Minneapolis, Minnesota
September 15, 2006